WSFS Bank Center
500 Delaware Avenue, Wilmington, Delaware 19801

PRESS RELEASE

WSFS TO PRESENT TO ANALYSTS AND INVESTORS
FEBRUARY 22 – 23, 2010

WILMINGTON, Del. – WSFS Financial Corporation (NASDAQ/GS: WSFS), the parent company of WSFS Bank, today announced that Mark A. Turner, President and Chief Executive Officer and Stephen A. Fowle, Executive Vice President and Chief Financial Officer, will be making presentations at several meetings with analysts and investors in Kansas City, MO, as well as, Dallas and Houston, TX from February 22 – 23, 2010.

The presentation materials will be available on the investor relations page of the Company’s website, www.wsfsbank.com.

About WSFS Financial Corporation
WSFS Financial Corporation is a $3.7 billion financial services company. Its primary subsidiary, Wilmington Savings Fund Society, FSB (WSFS Bank), operates 41 banking offices located in Delaware (36), Pennsylvania (4) and Virginia (1). WSFS Bank provides comprehensive financial services including trust and wealth management. Other subsidiaries include WSFS Investment Group, Inc. and Montchanin Capital Management, Inc. Founded in 1832, WSFS is one of the ten oldest banks in the United States continuously operating under the same name. For more information, please visit the Bank’s website at www.wsfsbank.com.

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